Computershare 250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson LLC Toll-Free: (866) 821-2614

ELECTIONS MUST BE INDICATED (X) IN BLACK OR BLUE INK	X

SPECIAL DISTRIBUTION ELECTION FORM

ALEXANDER & BALDWIN, INC.
SPECIAL DISTRIBUTION EXPECTED TO BE PAID JANUARY 23, 2018
BEFORE COMPLETING THIS FORM, PLEASE READ ALL OF THE ACCOMPANYING MATERIALS WITH CARE.
To be effective, Computershare must receive this election form no later than 5:00 p.m., Eastern Time, on January 12, 2018. If your election form is received with neither of the boxes clearly marked, your election form is received with both boxes marked, or you otherwise fail to return a properly completed election form in the manner specified below by the above deadline, you will be treated as having made a Share Election, and you will receive the Special Distribution entirely in shares of A&B common stock (plus cash in lieu of any fractional share).
If you are a shareholder of record and you have any questions about completing or submitting this election form, or you need a new election form, please call Georgeson LLC at 866-821-2614.

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▲FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE ▲
OR SEND A PDF OF THE BOTTOM PORTION TO THE FOLLOWING EMAIL ADDRESS: shareholder@computershare.com.

ALEXANDER & BALDWIN, INC.

SHARE ELECTION	CASH ELECTION

I ELECT TO RECEIVE THE SPECIAL DISTRIBUTION ENTIRELY IN SHARES OF A&B COMMON STOCK (PLUS CASH IN LIEU OF ANY FRACTIONAL SHARE).
I ELECT TO RECEIVE THE SPECIAL DISTRIBUTION ENTIRELY IN CASH (SUBJECT TO PRORATION IF THE AGGREGATE AMOUNT OF ALL CASH ELECTIONS EXCEEDS THE MAXIMUM CASH AMOUNT, AS DESCRIBED IN THE ACCOMPANYING MATERIALS).

Shareholder(s) sign here	Date

IMPORTANT: Please sign this election form exactly as your name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SPECIAL DISTRIBUTION ELECTION FORM
.On November 16, 2017, the board of directors of Alexander & Baldwin, Inc. (“A&B”) declared a special distribution on A&B’s shares of common stock in an aggregate amount of $783 million (approximately $15.92 per share) (the “Special Distribution”), payable to shareholders of record as of the close of business on November 29, 2017. A&B expects to pay the Special Distribution on January 23, 2018.
Each shareholder has the option to elect to receive the Special Distribution entirely in shares of A&B common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to an aggregate of $156.6 million (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares). The actual amount of cash that will be paid to shareholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount. If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to shareholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares of A&B common stock. Shareholders who make a Share Election will receive all shares. Cash will be paid in lieu of fractional shares so that shareholders receive a whole number of shares of common stock. If you do not return a properly completed election form, or fail to return it in the manner or by the deadline specified below, you will be treated as having made a Share Election.
If you hold shares of A&B common stock of record, please complete and sign this election form and return it to Computershare, the election agent, in the enclosed postage-paid envelope or send a PDF of the election form via e-mail to shareholder@computershare.com as soon as possible. To be effective, Computershare must receive your election by no later than 5:00 p.m., Eastern Time, on January 12, 2018. You may change your election by delivering to the election agent a new, properly completed election form bearing a later date than your previously submitted election form by 5:00 p.m., Eastern Time, on January 12, 2018. The election form should be completed only by holders of record as of November 29, 2017. If your shares are held in the name of a bank, broker or nominee, please promptly inform such bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf in accordance with the instructions given by such bank, broker or nominee.
Please check only one of the two boxes to indicate whether you elect to receive the Special Distribution entirely in shares of A&B common stock or entirely in cash (subject to proration, as described above and in the accompanying materials). If you check more than one box or fail to check any box clearly, you will be treated as having made a Share Election.
All shares of A&B common stock issued in connection with the Special Distribution will be issued in book-entry form and will be subject to the REIT ownership limitations and transfer restrictions set forth in A&B’s articles of incorporation.

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▲FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE ▲
OR SEND A PDF OF THE BOTTOM PORTION TO THE FOLLOWING E-MAIL ADDRESS: shareholder@computershare.com.

ALEXANDER & BALDWIN, INC.

PLEASE COMPLETE, SIGN AND RETURN THIS ELECTION FORM NO LATER THAN
5:00 P.M., EASTERN TIME, ON JANUARY 12, 2018.